SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Applied Signal Technology, Inc.
(Name of Registrant as Specified in its Charter)

Applied Signal Technology, Inc.
James E. Doyle
Vice President-Finance, CFO
400 West California Avenue
Sunnyvale, CA 94086

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Applied Signal Technology, Inc.

Notice of Annual Meeting of Shareholders to be Held March 14, 2002

The 2002 Annual Meeting of Shareholders of Applied Signal Technology, Inc. (the "Company") will be held at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California, on March 14, 2002, at 4:00 p.m., local time, for the following purposes:

1. To elect three (3) Class II directors to hold office until the 2004 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

2. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending October 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on January 24, 2002 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.

By Order of the Board of Directors

Gary L. Yancey, President

Sunnyvale, California
January 25, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Proxy Statement
2002 Annual Meeting of Shareholders

Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, California 94086
(408) 749-1888

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Signal Technology, Inc., a California corporation (the "Company"), of Proxies for use at the Annual Meeting of Shareholders to be held on March 14, 2002, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to shareholders on approximately February 6, 2002. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company’s directors, officers, and others to solicit Proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Shareholders for the fiscal year ended October 31, 2001, including financial statements, is being mailed to shareholders concurrently with the mailing of this Proxy Statement.

Voting Rights

The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only shareholders of record at the close of business on January 24, 2002 are entitled to notice of and to vote at the annual meeting. On that date, there were 9,792,646 shares of the Company’s Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company’s Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described.

All shares represented by valid Proxies received prior to the Annual Meeting will be voted, and where a shareholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A shareholder who signs and returns a Proxy will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of January 4, 2002 by (i) each person who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock of the Company, (ii) each of the Company’s directors and director- nominees, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner and Nature of Beneficial Ownership(1)	Shares Beneficially Owned	Percent of Common Stock Outstanding
Dimensional Fund ADV 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	696,600	7.1**
Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Avenue, Suite 2101 New York, NY 10017	502,000	5.1**
John R. Treichler	450,728 (2)	4.6
Gary L. Yancey	396,021(3)	4.0
James F. Collins	360,136(4)	3.7
David D. Elliman	139,636(5)	1.4
Kenway Wong	79,786(6)	*
Bani M. Scribner, Jr.	63,996(7)	*
Albert Ovadia	54,979(8)	*
James E. Doyle	16,349(9)	*
Stuart G. Whittelsey, Jr.	6,601(10)	*
John P. Devine	2,600(11)	*
All directors and executive officers as a group (10 persons) ____________ *Less than 1% **Form 13F Reporting	1,570,832(12)	16.0

(1) Except as indicated in the footnotes to this table, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to joint tenancy, tenancy-in-common, or community property laws, where applicable. Unless otherwise indicated, the business address of each of the beneficial owners is 400 W. California Avenue, Sunnyvale, California 94086.

(2) Includes 4,480 shares subject to an option that is exercisable within 60 days of January 4, 2002.

(3) Includes 4,480 shares subject to options that are exercisable within 60 days of January 4, 2002.

(4) Includes 4,480 shares subject to options that are exercisable within 60 days of January 4, 2002.

(5) Includes 51,044 shares held by the Underhill Charitable Trust of which the reporting person is a Trustee and a beneficiary, and the reporting person disclaims beneficial ownership in excess of his interest in the trust, 25,166 shares held by the Trust u/d Avery Rockefeller of which the reporting person is a Trustee and a member of the reporting person’s immediate family is a beneficiary, and the reporting person disclaims beneficial ownership in excess of his interest in the trust, 3,201 shares held by the Estate of Gladys Underhill of which the reporting person is one of three executors and a beneficiary, and the reporting person disclaims beneficial ownership in excess of his interest in the estate (reporting person has been unable to verify if such shares are still held by the estate); 35,885 shares held directly; 20,704 shares held by the BAWD Foundation of which the reporting person is a Trustee, and the reporting person disclaims beneficial ownership of such shares; and 36 shares held by PARock Limited Partnership of which the reporting person is a general partner, and the reporting person disclaims beneficial ownership of shares in excess of his partner’s interest in the partnership. Includes 1,600 shares to options that are exercisable within 60 days of January 4, 2002.

(6) Includes 11,980 shares subject to options that are exercisable within 60 days of January 4, 2002.

(7) Includes 12,980 shares subject to options that are exercisable within 60 days of January 4, 2002.

(8) Includes 11,000 shares subject to options that are exercisable within 60 days of January 4, 2002.

(9) Includes 8,000 shares subject to options that are exercisable within 60 days of January 4, 2002.

(10) Includes 1,600 shares subject to options that are exercisable within 60 days of January 4, 2002.

(11) Includes 1,600 shares subject to options that are exercisable within 60 days of January 4, 2002.

(12) Includes 62,200 shares subject to options that are exercisable within 60 days of January 4, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors, and more than 10% stockholders were complied with.

Proposal One: Nomination and Election of Directors

The Company’s Articles of Incorporation, as amended, provide for a classified Board of Directors consisting of two classes of directors. At the 2001 Annual Meeting of Shareholders, three Class I Directors were elected to terms expiring in 2003. Three Class II Directors were elected in 2000 to terms expiring at this year’s Annual Meeting. The Board has designated three current Directors as nominees for election at this meeting as Class II Directors (James F. Collins, John R. Treichler, Stuart G. Whittelsey, Jr.). Directors elected at this meeting will serve until the 2004 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, that is, "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

Set forth below is certain information with respect to age and background for each of the Company’s directors.

Name	Positions with the Company	Age	Director Since
Class II directors are nominees for election at this annual meeting:
James F. Collins	Laboratory Manager and Director	59	1984
John R. Treichler	Chief Technology Officer and Director	54	1984
Stuart G. Whittelsey, Jr.	Director	72	1990
Class I directors, whose terms will expire at the 2003 Annual Meeting of Shareholders:
John P. Devine	Director	64	1995
David D. Elliman	Director	51	1991
Gary L. Yancey	President and Chairman of the Board	56	1984

John P. Devine has been a director of the Company since May 1995. Mr. Devine served as Deputy Director, National Security Agency (NSA) for Technology and Systems from 1992 to 1995 and as Deputy Director, NSA for Research and Engineering from 1990 to 1992. From 1989 to 1990, he served as NSA Chief of Staff. Mr. Devine has been a consultant to the defense industry since his retirement from the NSA.

David Elliman is a professional investor. He is a founding partner of Elmrock Partners, which, along with affiliates, specializes in private equity, marketable equity, structured finance and asset securitization investments. Mr. Elliman serves on the boards of a number of private companies and is an Overseer of the College of Arts and Sciences of the University of Pennsylvania.

Gary L. Yancey, a co-founder of the Company, has served the Company as President and Chairman of the Board since the Company’s incorporation in January 1984. Prior to co-founding the Company, he was employed for ten years by ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, most recently serving as Director of the Strategic Systems Division; and for seven years as an engineer with GTE Sylvania Inc., a defense electronics company.

James F. Collins, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. He has served in the position of Laboratory Manager with the Company since 1984. Prior to co-founding the Company, Mr. Collins worked at ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, for fourteen years, most recently serving in the Strategic Systems Division. Prior to working at ARGOSystems Inc., Mr. Collins served for three years as an officer in the United States Navy.

John R. Treichler, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. He has served in the position of Senior Scientist since 1984 and as Chief Technology Officer since 1999. Prior to co-founding the Company, he worked at ARGOSystems Inc. for seven years, most recently serving as a senior scientist in the Strategic Systems Division; and at Stanford University for three years in the Information Systems Laboratory. Prior to working at Stanford University, Dr. Treichler served for four years as an officer in the United States Navy.

Stuart G. Whittelsey, Jr. has been a director of the Company since 1990. Since April 1994 he has been a principal of his own consulting firm, Whittelsey Associates, which is engaged in corporate financial management. From July 1993 through April 1994, he was Chief Executive Officer of Lytton Gardens, Inc., a skilled nursing facility and seniors’ residence in Palo Alto, California. Prior to that he was Chief Financial Officer for several high-technology firms, including Informix, Inc.; Acurex Corp.; Stanford Telecommunications, Inc.; and Watkins- Johnson Company.

Meetings of the Board of Directors and Board Committees

During fiscal 2001, the Board of Directors held nine meetings. During that period, the Audit Committee of the Board held four meetings and the Compensation Committee held two meetings. The Company does not have a nominating committee of the Board. No director serving on the Board in fiscal 2001 attended less than 75% of such meetings of the Board and the committees on which he serves.

The members of the Compensation Committee during fiscal 2001 were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The function of the Compensation Committee is to set and administer the total compensation program for the executive officers of the Company.

The members of the Audit Committee during the Company’s 2001 fiscal year were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The functions of the Audit Committee include reviewing and approving the results of the annual audit.

The Board of Directors has adopted a written charter for the Audit Committee. All members of the Audit Committee are "independent" in accordance with the National Association of Securities Dealers, Inc. Rules 4310(c)(26)(B) and 4200(a)(15) that are currently applicable to the Company. The information contained in this paragraph and in the following report of the Audit Committee for fiscal year 2001 (except for the final sentence of the second paragraph of that report) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent the Company specifically incorporates it by reference in such filing.

Audit Committee Report of the Board of Directors for Fiscal Year 2001

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including the matters required to be discussed by SAS 61 (Codification of Accounting Standards). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No. 1. The Committee considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Stuart G. Whittelsey, Jr., Audit Committee Chair
John P. Devine, Audit Committee Member
David D. Elliman, Audit Committee Member

January 25, 2002

Proposal Two: Appointment of Independent Auditors

The Board of Directors has selected Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 2002. Ernst & Young LLP has acted in such capacity since its appointment for fiscal 1985. Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives of Ernst & Young LLP who will be present at the Annual Meeting will be given the opportunity to make a statement if the representatives desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal year 2001 were $215,000 and their aggregate fees for reviews of the Company’s interim financial statements included in the Company’s Reports on Form 10-Q for periods during fiscal year 2001 were $56,000.

All Other Fees

All other fees billed by Ernst & Young LLP during fiscal year 2001 were $129,000, including $113,000 for tax related matters and $16,000 for services rendered in connection with SEC filings and accounting consultations.

During fiscal year 2001, there were no fees billed by Ernst & Young LLP for financial information systems design and implementation.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that ratification by the shareholders of the appointment of Ernst & Young LLP as the Company’s independent auditors is not obtained, the Board will reconsider such appointment.

Executive Officers of Registrant

As of January 4, 2002, set forth below is certain information with respect to age and background for each of the executive officers of the Company:

Name	Age	Position
Gary L. Yancey	56	President, CEO, and Chairman of the Board
James E. Doyle	46	Vice President–Finance, Chief Financial Officer
Bani M. Scribner, Jr.	57	Executive Vice President, General Manager–Technical Operations Group
Al Ovadia	61	Vice President–Multichannel Systems Division
Kenway Wong	52	Vice President–Wireless Communications Systems Division

Gary L. Yancey, a co-founder of the Company, has served the Company as President, CEO, and Chairman of the Board since the Company’s incorporation in January 1984. Prior to co-founding the Company, he was employed for 10 years by ARGOSystems, a manufacturer of electronic reconnaissance systems.

James E. Doyle joined the Company in September 1991 as a Senior Contracts Administrator and was promoted to Department Manager in November 1991. In March 2000, he was elected Vice President of Finance and Chief Financial Officer.

Bani M. Scribner, Jr., joined the Company in June 1992 as senior staff reporting to the President. In November 1996, he was elected Vice President of the Strategic Systems Division. In 1999, he was elected Executive Vice President and General Manager of the Technical Operations Group.

Al Ovadia joined the Company in April 1993 as a senior engineer and was promoted to Department Manager in 1994. In November 1999, he was elected Vice President of the Multichannel Systems Division.

Kenway Wong joined the Company in October 1988 as a senior engineer. He was promoted to Department Manager in 1989, and Division Director in 1994. In November 1997, he was elected Vice President of the Wireless Communication Systems Division.

Executive Compensation and Other Matters

Compensation of Executive Officers

The following table sets forth information for each of the Company’s last three fiscal years concerning the compensation of the chief executive officer of the Company and the four other most highly compensated executive officers of the Company.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation(1)	Securities Underlying Options (#)
Gary L. Yancey President and Chief Executive Officer	2001 2000 1999	$406,223 $438,771 $402,463	$ 9,591 $21,813 $17,371	$24,125 $23,024 $19,775	35,000 0 0
Bani M. Scribner, Jr. Executive Vice President; General Manager, Technical Operations Group	2001 2000 1999	$284,687 $303,383 $260,649	$6,096 $13,328 $10,204	$15,507 $13,837 $11,313	20,000 10,000 6,500
James E. Doyle Vice President, Finance; Chief Financial Officer	2001 2000	$231,761 $178,644	$3,028 $7,727	$8,229 $6,400	15,000 5,000
Albert Ovadia Vice President, Multichannel Systems Division	2001 2000 1999	$252,172 $251,985 $208,857	$3,704 $10,896 $8,496	$12,475 $10,522 $7,947	15,000 5,000 5,000
Kenway Wong Vice President, Communications Systems Division	2001 2000 1999	$237,290 $233,548 $231,967	$3,341 $11,825 $9,305	$11,211 $11,811 $9,823	15,000 5,000 6,500
(1) Consists of Company-funded Applied Signal Technology 401K Retirement Plan contribution plus 4% of the salary over the maximum annual federal limit.

Option Grants in Fiscal 2001

Options were granted in fiscal 2001 to the persons named in the Option Grants Table.

Option Grants in Last Fiscal Year–2001
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	5% ($)	10% ($)
Gary L. Yancey	35,000	9.5	5.25	01/12/09(3)	$87,732	$210,134
Bani M. Scribner, Jr.	20,000	5.4	5.25	01/12/09(3)	$50,133	$120,077
James E. Doyle	15,000	4.1	5.25	01/12/09(3)	$37,600	$90,058
Albert Ovadia	15,000	4.1	5.25	01/12/09(3)	$37,600	$90,058
Kenway Wong	15,000	4.1	5.25	01/12/09(3)	$37,600	$90,058

(1) These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the options were granted to the date of their expiration. The gains shown are net of the option price, and do not include deductions for taxes on other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the option holder’s continued employment through the option period, and the date which the options are exercised.

(2) All options were granted at market value on date of grant.

(3) Option grant pursuant to the Company’s 1991 Stock Option Plan. Options fully vest at the end of 5 years with an option life of 8 years while optionee remains an employee of the Company.

Option Exercises and Fiscal 2001 Year-End Values
	Option Exercises in Fiscal 2001 and FY-End Option Value
			Number of Securities Underlying Options at October 31, 2001		Value of Unexercised In-The- Money Options at October 31, 2001(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Gary L. Yancey	0	0	3,360	37,240	$0	$157,150
Bani M. Scribner, Jr.	0	0	11,860	30,240	$0	$89,800
James E. Doyle	2,710	$7,290	6,000	21,000	$0	$67,350
Albert Ovadia	0	0	11,000	19,000	$0	$67,350
Kenway Wong	4,700	$11,308	10,860	21,240	$0	$67,350

(1) The closing sale price for the common stock as reported by the Nasdaq National Market on October 31, 2001 was $9.74. Value is calculated on the basis of the difference between the option exercise price and $9.74, multiplied by the number of shares of common stock underlying the option.

(2) The values in this column are based on the last reported sale price of the common stock on the respective dates of exercise as reported by the Nasdaq National Market, less the respective option exercise prices.

Compensation of Directors

Directors who are employees of the Company are not compensated by the Company for services provided as a director. Each of the Company’s directors who are not employees was paid $17,100 in annual retainer fees during fiscal 2001. The Company currently plans to pay an annual retainer of approximately $15,000 to its non-employee directors in fiscal 2002. The Company will review this retainer during fiscal 2002 to determine if it is still appropriate. The Company reimburses out-of-pocket travel expenses of non-employee directors not residing in the San Francisco Bay area in accordance with the Company’s travel policy.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board or Directors set compensation for the Company’s executive officers for fiscal 2001. The Committee is comprised of the three non-employee directors of the Company, Messrs. Elliman, Devine, and Whittelsey.

The Compensation Committee is responsible for setting and administering the total compensation program for the executive officers of the Company. Recommendations for annual salary for the executive officers are made in the Compensation Committee by the Chief Executive Officer ("CEO") and the Company’s Human Resources Manager. The Committee also reviews data provided by independent consultants on compensation practices at peer corporations.

Salaries are generally set for the executive officers by evaluating their performance, their goals, and the importance of each position to the achievement of the Company’s strategic goals, and comparing compensation for the same positions at similarly sized defense and electronics companies.

The compensation of the Company’s executive officers has consisted of salaries that are set toward the upper end of the appropriate salary ranges observed at similarly sized defense and electronics companies, and relatively modest bonuses received under plans in which all employees of the Company participate (under which bonuses are determined using a common objective formula based upon the entire Company’s profit performance), thereby leading to total cash compensation (salary and bonus) of the Company’s executive officers within the range of the total cash compensation of similarly situated counterparts at other electronics companies. It is expected that in the future, base compensation will become a smaller component of executive compensation and that larger bonuses, as a percentage of total compensation, will be granted.

The Committee has decided to grant stock options for executive compensation. It believes this will more closely align the compensation of Company executives with Company performance, as well as with the compensation packages offered executives at other similarly sized electronics companies. Details of option grants to officers and directors are disclosed in the table of "Option Grants in Last Fiscal Year–2001."

With this philosophy as background, the Compensation Committee used the following criteria to establish compensation for its executive officers. First, the Committee considered the current importance of each position held by an executive officer to the ability of the Company to achieve its strategic objectives, including not only the importance of the function of the group managed by the executive officer, but also the group’s management needs considering its organization and operation. Second, the Committee received and considered compensation survey data covering the total cash compensation (salary and bonus) paid by companies in the electronics industry with similar annual revenues to the Company. Finally, the Committee reviewed the evaluations of each executive officer and the CEO’s annual review of all other executive officers. All such evaluations are made in the context of the company’s overall operating performance.

The Company’s policy with respect to compensation paid to its executive officers is to deduct such compensation that qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense.

With respect to the Company’s CEO, Gary Yancey, the Committee evaluated his performance during the fiscal year with respect to the Company’s revenues, the Company’s profit margin, the size and progress of the Company’s research and development efforts, and the quality of the CEO’s management of his line managers. The Committee unanimously concluded that given the difficulties faced by the Company in the fiscal year, which were manifested by lower revenues and profit margins and higher overhead rates, no increase in the CEO’s salary was appropriate. The CEO remains in approximately the 75—80th percentile in terms of total cash compensation as compared with his peers in similarly sized electronics companies.

The Compensation Committee
David D. Elliman
John P. Devine
Stuart G.Whittelsey, Jr.

Comparison of Shareholder Return

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the Standard & Poor’s 400 Mid-Cap Index ("S&P 400") and the Standard & Poor’s Aerospace and Defense Index ("S&P Aerospace and Defense") for the five year period commencing on October 31, 1996, and ending on October 31, 2001.

Comparison of Cumulative Total Return from October 31, 1996 through October 31, 2001

Applied Signal Technology, Inc., S&P 400 Mid-Cap, S&P Aerospace and Defense

Shareholder Proposals to be Presented at Next Annual Meeting

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices at 400 West California Avenue, Sunnyvale, California 94086 no later than October 9, 2002 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company’s Proxy Statement for that meeting.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gary L. Yancey, President

Dated: January 25, 2002

APPLIED SIGNAL TECHNOLOGY, INC.
Proxy for Annual Meeting of Shareholders
Solicited by the Board of Directors

The undersigned hereby appoints Gary L. Yancey and James E. Doyle, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of the stock of Applied Signal Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held at the Sheraton Hotel, 1100 N. Mathilda Avenue, Sunnyvale, California on Thursday, March 14, 2002 at 4:00 p.m local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

A vote FOR the following proposals is recommended by the Board of Directors:

1.	Election of Class II directors listed below.

Nominees: James F. Collins, John R. Treichler, Stuart G. Whittelsey, Jr.

[   ] FOR         [   ] WITHHELD

[   ] ___________________________________________________________________

INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) for which your vote is withheld in the space provided.

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the Company for the fiscal year ending October 31, 2002.
[ ] FOR [ ] WITHHELD [ ] ABSTAIN
The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, and 3.
Dated __________, 2002 (be sure to date proxy) ______________________________ Signature(s)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.